EXHIBIT 10.1


                          BUSINESS CONSULTING CONTRACT

        This contract, dated January 31, 2000, is made By and Between Capco Energy Inc., a Colorado Corporation ("Capco"), whose address is Orange, CA, AND Marquette Ventures LLC, a California LLC ("Marquette"), whose address is Dana Point, CA.

WHEREAS, Capco desires to retain the consulting services of Marquette; and

WHEREAS, Marquette desires to provide such consulting services, on the terms and conditions herein set forth;

NOW THEREFORE, Capco and Marquette agree as follows:

1. Consulting Services. Capco hereby contracts with Marquette to perform the following consulting services in accordance with the terms and conditions set forth in this contract:

     o Manage and direct financial public relations, including providing liaison with brokerage firms and other Financial Institutions.

     o Maintaining the current Corporate Profile for Capco Energy Inc. and it's various subsidiaries, and disseminating the information to Investment Bankers and other financial entities.

     o    Provide advice and counsel with respect to corporate acquisitions.

     o Provide advisory services for financial requirements for Capco's proposed Secondary Offering.

    With respect to the foregoing, it is specifically understood and agreed that Marquette will not provide any services of any kind whatsoever in connection with the offer or sale of securities in a capital raising transaction, and will not, directly or indirectly, promote or maintain a market for Capco's securities.

2. Terms of Contract. This contract will begin on January 31, 2000 and will end January 30, 2001. Capco may terminate this contract, with or without cause, at any time upon 30 days' written notice to Marquette. Marquette may terminate this contract at any time upon 30 days' written notice to Capco.

3. Time Devoted by Marquette. It is anticipated Marquette will devote as much time as necessary to provide the consulting services described in Paragraph
    1. The actual amount of such time may vary from day to day or week to week.

4. Place Where Services Will Be Rendered. Marquette will render their services under this contract from their principal office located in Orange County, CA. In addition Marquette will perform services on the telephone and at such other places necessary to perform these services in accordance with this contract.

5. Payment to Marquette. Upon execution of this contract, Capco will provide Marquette with the following compensation package for services provided in accordance with this contract:

     o Capco will pay a consulting fee of $ 5,000 per month for a period of six (6) months (in addition to approved Reimbursement of Expenses mentioned in Paragraph 6).

     o Capco will file a Form S-8 Registration Statement with the SEC and issue to the members of Marquette, being John Aitken and Thomas Herstad, options to purchase Common Stock in Capco Energy Inc. in the following amounts:

          1.   1,000,000 Shares @ an exercise price of $1.00.
          2.   1,000,000 Shares @ an exercise price of $1.50.

          These options are exercisable at any time by the members of Marquette, being John Aitken and Thomas Herstad, after February 1, 2000, and in force for a period of one year.

6. Reimbursement of Expenses. Marquette may incur reasonable expenses for the account of Capco in the normal course of business, including, but not limited to, expenses for the rental and maintenance of an office, office equipment required to provide services under this contract, travel, entertainment and any other reasonable items. Capco shall reimburse Marquette for all business expenses within ten (10) business days after Marquette presents an itemized account of expenditures.

    In this connection, Capco has agreed to advance $ 10,000 to Marquette against initial expenses to be incurred on behalf of Capco by Marquette.

7. Confidential Information. Marquette agrees that any proprietary information received by Marquette from Capco during the performance of Marquette's obligations pursuant to this contract, which concerns the business, financial or other affairs of Capco will be treated by Marquette in full confidence and will not be revealed to any other persons, firms or organizations, unless necessary in furtherance of Marquette's duties under this contract.

8. Settlement by Arbitration. Any claim or controversy that arises out of or relates to this contract, or the breach of it, shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any competent court.

9. Termination of Prior Contracts. This contract shall be deemed to cancel and replace the following two (2) "Business Consultant Agreements." Capco executed agreements with John R. Aitken, dated August 1999, and Thomas D. Herstad, dated November 1999. Aitken and Herstad agree to simultaneously cancel and replace these existing agreements in favor of this contract between Capco and Marquette provided the following conditions are met:

     o Full payment within 60 days of outstanding cash payments in arrears to each Consultant. These totals are $20,000 and $6,000 to Messrs. Aitken and Herstad respectively.

     o Full reimbursement for unreimbursed expenses up to and including January 31, 2000 for both Messrs. Aitken and Herstad.

     o Issuance of 20,000 shares of Common Stock of Capco Energy Inc. fully paid and non-assessable to Mr. Herstad

10. Signatures. Both Capco and Marquette agree to the above contract, as evidenced by their signatures below.




/s/ Ilyas Chaudhary
-------------------------------
Ilyas Chaudhary
Chief Executive Officer
Capco Energy Inc.



/s/ Thomas D. Herstad                              /s/ John R. Aitken
-------------------------------                    --------------------------
Thomas D. Herstad                                  John R. Aitken
President                                          Chief Financial Officer
Marquette Ventures LLC                             Marquette Ventures LLC